Exhibit 10.1

AMENDMENT TO DEBT CONVERSION AGREEMENT

THIS AMENDMENT TO DEBT CONVERSION AGREEMENT (this “Amendment”) is made as of February 7, 2020, by and among PUREBASE CORPORATION, a Nevada corporation (“PureBase”), and US MINE CORP., a Nevada corporation (“USMC”). PureBase and USMC may be referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

W I T N E S S E T H

WHEREAS, between February 19, 2016 and July 31, 2019, USMC, which is an affiliate of PureBase, made loans to PureBase in the aggregate amount of $4,264,789 (the “USMC Loan Amount”); and

WHEREAS, on November 24, 2014, Craig Barto, an affiliate of USMC (“Barto”), made a loan to PureBase in the amount of $1,000,000 (the “Barto Loan Amount”), at an agreed upon interest rate of 5.00% per annum; and

WHEREAS, as of July 31, 2019, accrued and unpaid interest on the Barto Loan Amount totaled $234,247 (the “Barto Interest” and, together with the Barto Loan Amount, the “Barto Debt”); and

WHEREAS, effective as of July 31, 2019, for good and valuable consideration, Barto assigned the full amount of the $1,234,247 Barto Debt to USMC, and USMC accepted such assignment; and

WHEREAS, following such assignment of the Barto Debt from Barto to USMC, the total amount due to USMC by PureBase was $5,499,036 (the “USMC Debt”); and

WHEREAS, as of July 31, 2019, PureBase and USMC agreed to convert the entire USMC Debt into shares of common stock of PureBase, $0.001 par value per share (“Common Stock”), at a conversion price of $0.09 per share (the “Conversion Price”); and

WHEREAS, on September 5, 2019 (the “Conversion Date”), PureBase incorrectly converted only $5,442,363 of the USMC Debt into only 60,248,484 shares of PureBase’s Common Stock (the “Initial Conversion Shares”), pursuant to the terms and conditions of a letter agreement by and between PureBase and USMC (the “Agreement”), dated as of the Conversion Date; and

WHEREAS, subsequently, it came to PureBase’s attention that PureBase erroneously converted only $5,442,363 of the USMC Debt (rather than the full $5,499,036 USMC Debt) into only the 60,248,484 Initial Conversion Shares (rather than the full 60,470,698 shares of PureBase’s Common Stock that USMC should have received upon conversion of $5,442,363 of the USMC Debt); and

WHEREAS, PureBase desires to (a) issue to USMC the additional 222,216 shares of PureBase’s Common Stock that USMC should have received upon the conversion of $5,442,363 of the USMC Debt, and (b) convert the remaining $56,673 of the USMC Debt (at the Conversion Price of $0.09 per share) into 629,700 additional shares of PureBase’s Common Stock (collectively, the “Additional Conversion Shares”); and

WHEREAS, in consideration for USMC’s agreement to convert the USMC Loan Amount, and as an inducement therefor, PureBase deems it fair and equitable to pay to USMC a payable conversion fee on the amount of the USMC Loan Amount, calculated at a rate of 6.00% per annum through July 31, 2019 (the “Payable Conversion Fee”); and

WHEREAS, PureBase and USMC have agreed that the resulting $489,436 Payable Conversion Fee will be paid to USMC by the issuance to USMC of 5,438,178 additional shares PureBase’s Common Stock (the “Payable Conversion Fee Shares”), calculated at the Conversion Price of $0.09 per share; and

WHEREAS, the Parties wish to amend the Agreement on the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:

1. Definitions; References; Continuation of Agreement. Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby. Except as specifically amended hereby, all terms and provisions of the Agreement shall continue unmodified and remain in full force and effect.

2. Issuance of the Additional Conversion Shares and Payable Conversion Fee Shares.

(a) Upon execution and delivery of this Amendment, PureBase shall issue to USMC the 851,916 Additional Conversion Shares.

(b) Upon execution and delivery of this Amendment, PureBase shall issue to USMC the 5,438,178 Payable Conversion Fee Shares as payment of the Payable Conversion Fee.

(c) Upon the issuance to USMC of the Additional Conversion Shares (together with the prior issuance of the Initial Conversion Shares) and the Payable Conversion Fee Shares, the entire amount of the USMC Debt shall be deemed extinguished and PureBase shall be discharged from all liabilities thereunder.

(d) Upon PureBase’s issuance of the Additional Conversion Shares and the Payable Conversion Fee Shares pursuant to the terms and conditions of the Agreement, as amended hereby, the Additional Conversion Shares and Payable Conversion Fee Shares shall be deemed to be duly issued, fully paid and non-assessable.

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3. Warranties and Representations in Agreement. The warranties and representations made by PureBase and USMC in the Agreement, respectively, are true and correct as of the date of this Amendment and are incorporated herein with respect to the issuance of the Additional Conversion Shares and Payable Conversion Fee Shares.

4. Miscellaneous.

4.1 Except as specifically amended or modified as set forth herein, all other terms of the Agreement are ratified and confirmed and remain in full force and effect, to the extent they are in full force and effect as of the date of this Amendment.

4.2 This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.3 This Amendment shall be construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of New York (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction).

(Signature page to follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

US MINE CORP.

/s/ John Bremer
Name:	John Bremer
Title:	President

PUREBASE CORPORATION

By:	/s/ A. Scott Dockter
Name:	A. Scott Dockter
Title:	Chief Executive Officer

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